UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 9, 2026
(Date of earliest event reported)
1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Jericho Plaza, Suite 200
Jericho, New York 11753
(Address of principal executive offices) (Zip Code)
(516) 237-6000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 9, 2026, 1-800-FLOWERS.COM, INC. (the “Company”), certain of its U.S. subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, entered into a Third Amendment (the “Third Amendment”) to the Third Amended and Restated Credit Agreement, dated June 27, 2023 (the Third Amended and Restated Credit Agreement, as amended by the First Amendment (the "First Amendment"), dated January 28, 2025, and the Second Amendment (the "Second Amendment"), dated May 6, 2025, the “Existing Credit Agreement”).
The Third Amendment amended the Existing Agreement by, among other modifications, (i) replacing the financial covenants set forth therein with (x) a minimum liquidity financial covenant until the end of the Company’s fiscal quarter ending September 26, 2027, and (y) a minimum consolidated EBITDA financial covenant for the period of the fiscal quarter ending December 26, 2027 through the end of the Affected Period (as defined below), (ii) modifying the negative covenant restricting asset sales and the corresponding obligation to make mandatory prepayments of the outstanding term loan under the Existing Credit Agreement (the "Term Loan") with the proceeds of certain asset sales, in each case, as in effect during the Affected Period, to expand the existing permissions for asset sales and permit the Company to retain a portion of the proceeds of certain asset sales, up to $30.0 million in the aggregate, after the Company has used a portion of such proceeds to make a prepayment of the Term Loan of at least $15.0 million, (iii) imposing additional restrictions on the ability of the Company and its U.S. subsidiaries that are guarantors under the Existing Credit Agreement to transfer material intellectual property to the Company’s subsidiaries that are not guarantors under the Existing Credit Agreement, (iv) requiring the Company to participate in monthly conference calls with the lenders under the Existing Credit Agreement, and (v) imposing during the Affected Period additional prepayment obligations with respect to the revolving credit facility. The "Affected Period" means the period from May 6, 2025 until the earlier of (A) June 26, 2028 and (B) the date the Company has (x) demonstrated compliance with the financial covenants as in effect under the Third Amended and Restated Credit Agreement as amended by the First Amendment, and (y) if applicable, elected to terminate the applicable period during which various applicable modifications set forth in the Second Amendment and the Third Amendment are in effect.
In the ordinary course of their respective businesses, the lenders and their affiliates have engaged, and may in the future engage, in commercial banking and financing transactions with the Company and its affiliates.
The foregoing summary of certain terms of the Third Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.02.    Results of Operations and Financial Condition.
On September 10, 2026, the Company. issued a press release announcing its financial results for its Fiscal 2026 Fourth Quarter and Full Year, ended June 28, 2026. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed or furnished, as required, with this Form 8-K:
10.1 Third Amendment, dated as of September 9, 2026, among 1-800-FLOWERS.COM, INC., the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, to that certain Third Amended and Restated Credit Agreement, dated as of June 27, 2023.
99.1 Press Release dated September 10, 2026.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By:	/s/ James Langrock
James Langrock
Senior Vice President, Treasurer and Chief Financial Officer
Date: September 10, 2026